EXHIBIT 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

SOBR Safe, Inc.

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit(2)(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)
Equity	Common Stock, $0.00001 par value per share	Rule 457(c) and Rule 457(h)	3,500,000	(4)	$1.65	$5,775,000	0.0001102	$636.41
Total Offering Amounts						$5,775,000		$636.41
Total Fees Previously Paid								-
Total Fee Offsets								-
Net Fee Due								$636.41

(1)

This Registration Statement on Form S-8 (this “Registration Statement”) covers 3,500,000 shares of common stock, par value $0.00001 per share (“Common Stock”) of SOBR Safe, Inc. (the “Company” or the “Registrant”) authorized for issuance pursuant to the SOBR Safe, Inc. 2019 Equity Incentive Plan (the “Plan”). In addition to the shares set forth in the table, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the amount to be registered includes an indeterminate number of shares issuable upon adjustment due to stock splits, stock dividends, and anti-dilution provisions and other adjustment provisions, as provided in the Plan.

(2)	Rounded up to the nearest cent.

(3)

Estimated solely for the purpose of computing the registration fee, pursuant to Rule 457(c) and (h) under the Securities Act. The offering price of the shares is based on $1.65, the average of the high and low prices of a share of Common Stock, reported on the New York Stock Exchange on June 23, 2023, a date within five business days of the date of this Registration Statement.

(4)

The number of shares reserved under the Plan will automatically increase on February 1 of each year, starting on February 1, 2020 and ending on (and including) February 1, 2029, in an amount equal to the lesser of (A) 5% of the total number of shares of Common Stock outstanding on December 31 of the preceding year, and (B) such smaller number of shares of the Registrant’s capital stock as determined by the Board of Directors of the Registrant (the “Board”).